Exhibit 99.2 Q3 2026 RESULTS SUPPLEMENTAL MATERIALS NOVEMBER 4, 2026

Legal disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements related to our cost efficiency program and restructuring plans, our plans to improve execution and unlock greater value, our planned deleveraging, our expectations regarding market share, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy (including our plans and expectations related to new product offerings and enhancements). In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” ”expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “goal,” “target,” “aspire,” “will likely result,” and or the negative version of these words or other comparable words of a future or forward looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Such factors include, among others: Flutter’s ability to effectively compete in the global entertainment and gaming industries; Adverse changes to the regulation (including taxation) of online betting, iGaming and adjacent industries; Flutter’s ability to retain existing customers and to successfully acquire new customers; Flutter’s ability to accurately determine the odds in relation to any particular event exposes us to trading, liability management and pricing risk; Variability in win rates, jackpot payouts and the scheduling of major sporting events; Flutter’s ability to successfully develop new products, expand offerings and invest in products and technology; Flutter’s ability to successfully acquire and integrate new businesses; The effectiveness of Flutter’s restructuring and cost transformation programs (including expected costs savings); Flutter’s ability to maintain relationships with third-parties; Public sentiment towards online betting and iGaming generally; The potential impact of general economic conditions, including recessions, economic slowdowns, inflation, rising energy prices, tariffs and/or trade disputes, fluctuating interest rates and instability in the banking system, on Flutter’s liquidity, operations and personnel; Flutter’s ability to obtain and maintain licenses with gaming authorities; The failure of additional jurisdictions to legalize and regulate online betting and iGaming; Flutter’s ability to comply with complex, varied and evolving U.S. and international laws and regulations relating to its business; The uncertain and evolving legal and regulatory treatment of prediction markets and its impact on Flutter’s prediction markets strategy, products and market-making activities; Flutter’s ability to adequately plan for succession and effectively manage leadership transitions, including changes in its executive management; Flutter’s level of indebtedness, including its ability to refinance or incur additional debt, and the impact of related covenants and market conditions on its strategy and financial flexibility; The impact of adverse outcomes in litigation or tax disputes; The ability to adequately protect Flutter’s intellectual property rights; The impact of data security breaches or cyber-attacks on Flutter’s systems; and Flutter’s ability to prevent and remediate material weaknesses in its internal control over financial reporting.Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the SEC on November 4, 2026 and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains the financial measures of adjusted EBITDA, adjusted earnings (loss) per share and free cash flow incl. capex and excluding player funds, which are not prepared under U.S. GAAP. The Company believes that these non-GAAP financial measures provide users of its financial information with useful information to supplement its financial operating performance in accordance with U.S. GAAP. These measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company's operating results as reported under U.S. GAAP. Additionally, the Company does not consider its non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with U.S. GAAP. A reconciliation of these measures to the most directly comparable U.S. GAAP financial measures can be found at the end of this presentation. Market and Industry Data This presentation includes market and industry data and forecasts that the Company has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources, and its internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Although the Company believes that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and the Company has not independently verified this information. The Company's internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which the Company operates and management's understanding of industry conditions. Although the Company believes that such information is reliable, it has not had this information verified by any independent sources. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. 2

Q3 Financial Summary 3 US Intl Corporate Q3 YoY 1 +12% (8%) AMPs 13.7m (3%) +6% flat Revenue $3,874m +2% 2 (94%) (14%) flat Adj EBITDA $360m (25%) Free cash flow incl. capex ($91m) (22%) 2 and ex player funds 2 Adj loss per share ($0.18) (111%) 1. Average Monthly Players (“AMPs”) is defined as the average over the applicable reporting period of the total number of players who have had a bet settled and/or contributed to rake or tournament fees during the month. See Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Key Operational Metrics” of Flutter’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026 for additional information 2. Group adjusted EBITDA, free cash flow including financing capex and excluding player funds and adjusted earnings (loss) per share are non-GAAP financial measures. These measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company's operating results as reported under U.S. GAAP. See the appendices for reconciliations of these measures to the most directly comparable financial measures calculated in accordance with GAAP. 3 3. All growth rates in this presentation represent a year-over-year comparison unless stated otherwise

US sportsbook | Prediction Markets | International | Group

US sportsbook

Progress made on sportsbook improvement plan

Value proposition | **Rich product development roadmap**


9:41
Rewards Club
REWARDS CLUB
September
Level 3 Sportsbook Rewards
How it works
October progress
160 / 800 pts
Weekly Level 3 Reward
Choose 1 of 4 rewards
2x 50%
Profit Boost
2x 100%
Profit Boost

Rewards club

Live for 100% customers from September 1

88% of Rewards Club users return within 24 hours[1]


9:41
Game Lines
Points
Threes
Rebounds
BOS Celtics @ DET Pistons
Jayson Tatum
+150
+350
+830
Cade Cunningham
+250
+600
+1300
Betslip
Jayson Tatum
+350
Full Game Bet Protection
Enter wager amount

Bet Protect+

Enhance with automated settlement

Over 60% of customers more likely to place a bet[2]


9:41
My Bets
Open
Settled
All
Live
Pinned
Same Game Parlay
+1149
Arizona Diamondbacks -2.5, Over 12.5 pts
Arizona Diamondbacks
Chicago Cubs
LIVE
Arizona Diamondbacks -2.5
Over 12.5 pts
$10
$56
Cash out $2.00

Improved cashout

Significant reduction in live-betting friction

10ppt increase in cashout availability since the end of the last NFL season


9:41
New York Knicks
-142
Boston Celtics
-900
Toronto Raptors
-210
Brooklyn Nets
+240
Share in the FanDuel Community
New Post
More ways to share

Bet sharing

Harnessing the social side of betting, driving network benefits

>20% NFL actives sharing bets[3]

1. Based on September 2026 data. 2. Impact of Bet Protect+ on likeliness to bet with FanDuel based on a survey of active FanDuel customers in October 2026. 3. Based on data from September 9 to October 4 2026

4

US sportsbook | Prediction Markets | International | Group

US sportsbook
Good progress is producing tangible results

Key customer outcomes…

7ppt Improvement in generosity perception[1]

4% Increase in player frequency

15% Increase in bet count

Increased share of wallet

…delivering improved growth trends


YoY growth
+5%
+6%
+4%
+3%
(6)%
(9)%
+8%
+2%
+9%
+13%
Q325
Q425
Q126
Q226
Q326
AMPs
Handle

Driving improved market share trajectory

Flutter

1. Based on a survey of active FanDuel customers for NFL weeks 3-6 in 2026 vs the equivalent period in 2025

5

US execution | Prediction Markets | International | Group

FanDuel Predicts & market-making

Rapid progress against plans set out at Q2

Key milestones hit since Q2

Rapidly scaled market-making

- Excellent progress during Q3
- Very pleased with returns
- On track to deliver $50m revenue, and $40m Adj EBITDA[1]

Impactful product improvements

- One App launched and all sports moved to Crypto.com for NFL
- Improved liquidity & 4.5x sports markets[2]
- Step-change in customer experience across discovery & navigation, generosity, app performance
- Trading experience significantly improved through sub-penny and fractional contracts, together with variable fees

Q4 improvements to deliver a more competitive product by year-end

- Continued sports market expansion
- Shared winnings
- Trade tracking, sharing and player stats & pages
- Expand combo building capabilities
  - ➢ Access anywhere in the app
  - ➢ Increased number of legs available


FANDUEL
NOW AVAILABLE EVERYWHERE


FANDUEL
GET $100
IN BONUS WHEN YOU TRADE $1 FOR 5 DAYS

Delivering encouraging momentum with volume more than doubling quarter on quarter

1. See slide 2 for further information on forward looking statements
2. Total number of sports markets that we traded on from launch to June 1, compared to the period from June 1 to Oct 17

6

US execution | Prediction Markets | International | Group

International
Benefits of scale and diversification

SEA +13%[1]
- Extended **#1 Italian online market position[2]**
- Sisal's leading-product driving **continued market outperformance**
- **Snai momentum** gathering pace, with **AMPs +18%**
- **PokerStars:** More efficient generosity and new content **driving growth**
- **Türkiye** expanded product offer delivering strong growth

UKI +4%
- **Extended #1 market position[3]**
- **12% iGaming growth:** World Cup cross-sell, exclusive content
- **Sportsbook momentum**; Strong start to new season offset by adverse sports results
- **Tax mitigation plans in place;** well-positioned to capture further share gains

Brazil (31%)
- **Previously disclosed challenging market conditions** weighed on performance
- **Suspended operations** in response to ban in September
- All discretionary and uncommitted spend **paused**
- Restructured team, focus on **single brand strategy**
- **Non-cash impairment** reflects regulatory uncertainty

APAC (4%)
- **Clear market leader[4]**
- **Positive momentum built** through the FIFA World Cup and AFL
- Delivered **14% handle growth** year-over-year
- Organic revenue decline due to **adverse sports results**
- New **AI bet recommender** piloted – delivering uptick in engagement

CEE +10%
- **Market share gains across key territories** Georgia, Serbia and Armenia[5]
- **Strong iGaming growth**
- World Cup execution boosted sportsbook performance
- **CEE platform migrations on-track**; set to drive cost savings and strengthen local product proposition

Flutter

1. All growth rates represent year-over-year change in revenue for Q3 2026 versus Q3 2025.
2. Italian market position and share based on regulator GGR data from Agenzia delle dogane e dei Monopoli for Q3 2026.
3. Due to data limitations between operator reporting periods, we use an AI driven model to provide a directional update on quarterly market share, reflecting internal performance, external deposit data and available regulator data
4. Australia market share estimated based on Regulus data for 2025 and competitor filings
5. Georgia market position based on banking deposit information and internal estimates, with record achieved in May 2026. Serbia internal market share estimates are based on data from the Administration for Games of Chance in Serbia. Armenia internal estimates are based on available peer and supplier reporting and management's best judgement.

7

US execution | Prediction Markets | International | Group

SEA

Extending #1 position in Italian online market

Continued outperformance in Italy

Italy online revenue growth[1]


+14%
+17%
+9%
+15%
+25%
+12%
+16%
+23%
+6%
Q1 2026
Q2 2026
Q3 2026
Flutter
Flutter ex Snai
Rest of market

- Sustained market outperformance driven by Sisal's market leading product proposition
- Market leadership extended, +1.4ppt ahead of #2
    - Flutter: 32.1%
    - #2 operator: 30.7%

Upgraded Snai proposition

Launch of Snai Sport


snai
my
COMBO
Le tue partite, tutte le combo possibili

- Expanded markets for leading SGP product
- 48% of football customers placed a *MyCombo* bet[2]

+16%
Sportsbook AMPs

Revamped Casino

snai



- Upgraded user experience
- Increasing frequency with iGaming APDs[3] +39%

+29%
iGaming AMPs

Flutter

1. Italian market growth, position and share based on regulator GGR data from Agenzia delle dogane e dei Monopoli for Q3 2026.
2. Proportion Snai players that placed a placed a bet on football markets during Q3 2026 who also placed a *MyCombo* bet
3. Q3 Active Player Days ("APDs") represents the total number of days during which online players had a bet settled and/or contributed to the rake or tournament fees during the month, counting every player once each day they were active during the reporting period

8

US execution Prediction Markets International Group UKI Shared UKI platform unlocking commercial value Delivering innovation at pace Resulting in strong levels of engagement Q3 AMP growth Targeted generosity driving Sports Bet Builder mix +18% 1 +3pp to 19% +12% +10% +8% +7% The Big Drop jackpot supports iGaming SBG PP BF Tombola Flutter UKI record slots margin Brand portfolio strategy designed to capture further market share gains 1. Based on Q3 2026 football stakes and bet mix 9

US execution | Prediction Markets | International | Group

Cost transformation

Reshaping how we operate; designed to increase pace and agility

$300m Phase I Cost Transformation[1]

+

$200m UK tax mitigation[2]

+

$500m Phase II Cost Transformation[3]

Targeted through the following strategic initiatives:

Technology: Adopt a global services architecture and undertake next set of platform migrations

Organisational effectiveness: Streamline decisions, clearer accountability and more effective ways of working

AI: Product development and further process efficiencies through automation

Procurement: Leverage scale to target renegotiation of key supplier arrangements

Retail estate review: Exit lower returning shops

Key steps taken

UK tax mitigation

- UKI restructure announced
- Reducing fixed costs and increasing agility
- To preserve customer investment spend

Phase II: AI

Case Study

PADDYPOWER. The Feed

- Using AI to help accelerate the product life cycle
- Developed The Feed with **6x efficiency[4] compared to workstream plan** excluding AI



Flutter

1. Cost transformation phase I refers to 2027 annual run-rate operating cost and generosity savings targets announced at Flutter's Investor Day on September 25, 2024
2. UK tax mitigation refers to the targeted first order mitigation savings announced on November 26, 2025
3. Targeting $500m gross operating cost and capital expenditure savings by 2029 as announced on August 4, 2026
4. Based on internal data and estimates

10

US execution Prediction Markets International Group Significant refinancing benefits delivered Refinanced TLA and RCF facilities driving cost savings and flexibility 1 Debt maturity profile Strengthens debt maturity profile 1 $3.6bn • RCF & Term Loan A maturities extended from November 2028 to May 2032 Increases financial flexibility 2 • RCF capacity increased by ~$400m • Term Loan A borrowings reduced by ~$160m • Net facility increase of ~$240m 2028 2029 2030 2031 2032 • Net leverage covenant improved to 5.7x $3.4bn $1.1bn $3.8bn $3.5bn $4.5bn Term Loan B Term Loan A Revolving Credit Facility Senior Secured Notes 1. Includes the undrawn portion of revolving credit facilities 11

APPENDICES 12

Group adjusted EBITDA and adjusted earnings per share

See below a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income, the most comparable GAAP measure

$m	Q3 2026	Q3 2025
Net loss	**(1,148)**	**(789)**
Add back:		
Income tax benefit	(95)	(45)
Other income, net	(107)	(152)
Interest expense, net	159	152
Depreciation and amortization	405	419
Share-based compensation expense	59	71
Transaction fees and associated costs[1]	1	204
Restructuring and integration costs[2]	108	59
Legal loss contingencies[3]	105	-
Impairment[4]	873	559
Group Adjusted EBITDA	**360**	**478**
Group Revenue	*3,874*	*3,794*
Group Adjusted EBITDA Margin	*9.3%*	*12.6%*

1. During the three months ended September 30, 2025 transaction costs of $204 million primarily relate to the Boyd market access payment
2. Costs primarily relate to various restructuring, acquisition integration and other strategic initiatives to drive synergies. The programs are expected to run until 2027. These actions include efforts to consolidate and integrate our technology infrastructure, back-office functions and relocate certain operations to lower cost locations. It also includes business process re-engineering cost, planning and design of target operating models for the Group's enabling functions and discovery and planning related to the Group's anticipated migration to a new enterprise resource planning system. The costs primarily include severance expenses, advisory fees and temporary staffing costs.
3. During the three months ended September 30, 2026, $105 million relates to a provision recognized to facilitate a potential resolution of the Fast Code Class Action, partially offset by an adjustment in connection with the Indian GST matter.
4. During the three months ended September 30, 2026, the Group recognized impairment charges of $873 million is related to Brazil within the International segment, due to the previously disclosed challenging trading environment driven by Government implemented socio-economic measures together with the Measure announced on September 25, 2026 banning fixed-odds sports betting and online gaming. Out of the total impairment charge of $873 million, $296 million is related to long-lived assets and $541 million is related to goodwill. The long-lived asset impairment charges primarily included $122 million related to the trademark, $108 million related to customer relationships, $31 million related to technology, and $22 million related to capitalized development costs.

   During the three months ended September 30, 2025, the Group recognized impairment charges of $559 million is mainly related to Junglee. The Promotion and Regulation of Online Gaming Act, 2025 (the "Act"), which was passed by the Indian Parliament and received Presidential assent on August 22, 2025, banned all forms of online real money gaming in India. As a result of the Act, from August 22, 2025, Junglee Games Inc ("Junglee," "Junglee Games") ceased offering all real-money games in India. The Junglee impairment charge is $556 million before income taxes. The assets impaired substantially consists of goodwill of $517 million, acquired and developed intangibles of $32 million and other long-lived assets of $7 million. The $517 million of goodwill impaired is not deductible for tax purposes, and therefore there is no income tax benefit. Income tax impacts arising for acquired and developed intangibles and other long-lived assets are not material.

See below a reconciliation of adjusted earnings per share to diluted earnings per share, the most comparable GAAP measure

$	Q3 2026	Q3 2025
Loss per share to Flutter shareholders	**(4.90)**	**(3.91)**
Add (Less):		
Transaction fees and associated costs	0.01	1.16
Restructuring and integration costs	0.61	0.34
Impairment	3.22	3.18
Legal loss contingencies	0.60	-
Amortization of acquired intangibles	1.26	1.34
Share-based compensation	0.34	0.40
Loss on settlement of long-term debt	-	0.05
Financing related fees not eligible for capitalization	-	0.01
Fair value (gain) loss on derivative instruments	0.02	(0.06)
Fair value (gain) loss on Fox Option Liability	(0.70)	(0.72)
Fair value (gain) loss on Investment	0.01	-
Tax impact of above adjustments[1]	(0.65)	(0.15)
Adjusted loss per share	**(0.18)**	**1.64**

1. Tax rates used in calculated adjusted net income attributable to Flutter shareholders is the statutory tax rate applicable to the geographies in which the adjustments were incurred.

13

Free cash flow including financing capex and excluding player funds See below a reconciliation of free cash flow including financing capex and excluding player funds to net cash provided by operating activities, the most comparable GAAP measure. $m Q3 2026 Q3 2025 Net cash provided by operating activities 211 209 Less cash impact of: Purchases of property and equipment (20) (13) Purchases of intangible assets (14) (63) Capitalized software (142) (108) Free cash flow 35 25 Less: Purchases of intangible assets with (14) - extended payment terms Less movements in: Player deposits - investments (5) (4) Player deposit liability (107) (138) Free cash flow including financing capex and (91) (117) excluding player funds 14